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                                                                    Exhibit 99.2


                            ARV Assisted Living, Inc.

                           Purchase of Covell Gardens

           Pro Forma Estimates of Cash Flow and Federal Taxable Income

                      For the Year Ended December 31, 1996

The following unaudited pro forma estimates present the cash flow and the Federal Taxable Income of Covell Gardens for the year ended December 31, 1996 as if Covell Gardens had been acquired on January 1, 1996. The pro forma does not purport to represent operations of ARV as a whole nor does it purport to represent actual or expected operations of the Company for any period in the future.

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
Estimate of Cash Flow:
         Historical Operating Income                                      $ 1,159,509
                  Less:  Property Taxes                                       (47,314)
                                                                          -----------
                           Pro Forma Estimate of Cash Flow                  1,112,195
                                                                          ===========
Estimate of Federal Taxable Income:
         Pro Forma Estimate of Cash Flow                                    1,112,195
                  Less: Estimated Depreciation & Amortization
                           Expense (Federal Income Tax Basis)                (331,429)
                                                                          -----------
                           Pro Forma Estimate of Federal Taxable Income   $   780,766
                                                                          ===========